                                                                   EXHIBIT 10.74


November 14, 2001

Mr. Walter J. Kane
Applied Data Communications
3324 South Susan Street
Santa Ana, CA  92704

Re:  Interim Capital Inc. Factoring and Security Agreement
     Contract No. ADCM - 0014   Dated: July 29, 1994

Dear Mr. Kane:

In reference to the above mentioned contract any and all prior extensions of payments, waivers of default and standstills for debt have been previously or are now voided and therefore no longer in effect.

In accordance with the above-mentioned contract, we are notifying ADC of the following:

     1.   Default - Section XI Para. 6

          ADC is in default of its contract under Section and Paragraph indicated

     2.   Repurchase - Sections V-E and XI-12

          ADC is required to repurchase the attached list of invoices (Exhibit
          A) Schedule A14-362 thru Schedule A14-842 for the amount of $1,429,068.77.

          See Note dated 11/14/01 (Exhibit B) attached.

     3.   Reserve Account - Sections IV-E, VI-C, IX

          The Reserve Account will be applied in accord with the sections indicated.

     4.   Payment - Section V-E

          Payment of $1,429,068.77 is to be made in accordance with this section, with the following two exceptions only:

          a. The seven (7) day payment period is extended to one (1) year. Any additional extensions of the seven (7) day pay period is at the option of Interim Capital, Inc. and must be in writing. [Extensions of this yearly option will not unreasonably be withheld by Interim Capital or Successors. JF WK]

          b. Payment of the above amount shall be in monthly installments of 5% of ADC's monthly collections up to a $50,000 maximum per month. Any balance remaining will be due at the end of one (1) year.

          Payments to commence ninety (90) days after November 14, 2001.

          ADC to furnish monthly accounting of all collections with payments.

     5.   Purchasers Rights - Section IV-B

          Interim Capital shall exercise its right to sell, assign, or transfer etc. the attached list of invoices (Exhibit C), Schedules A14-830 thru A14-845 for the amount of $104,156.37.

     6. In reference to the above mentioned contract many other sections apply to all of the above, thus this contract shall remain in full force and applicable in its entirety until Interim Capital, Inc. has been paid in full, except as herein stated in item 4a and 4b above.

Sincerely,

/s/ JOHN F. FUINI

John F. Fuini
Encl.

                                 PROMISSORY NOTE


Amount $1,429,068.77                                   Orange County, California

This Promissory Note is being executed in conjunction with that certain Repurchase Letter dated November 14, 2001 between interim Capital, Inc. ("Interim") and Applied Data Communications, Inc. ("ADC") executed on November 14, 2001.

ADC shall pay to Interim, or order, the sum of One Million Four Hundred Twenty Nine and Sixty-Eight Dollars and Seventy-Seven Cents ($1,429,068.77) with interest thereon from the date hereof at the rate of eight percent (8%) per annum. Payments shall commence ninety (90) days after execution of this Promissory Note and shall consists of monthly installments equal to five percent (5%) of ADC's total collections (including factored invoices) for the thirty
(30) days preceding each installment's due date, up to a maximum of $50,000.00 per installment. All sums remaining unpaid shall become due on (1) year from the date of execution of the Promissory Note.

Concurrently with each installment payment, ADC shall furnish to Interim a detailed accounting of all collections received within the past 30 days. In the event ADC fails to make any payment hereunder, or provide an accounting. Interim shall provide written notice of default deposited in the United States mail Postage prepaid the addresses described below. If ADC fails to cure any default within ten days of written notice. ADC shall be considered in default hereunder.

At the option of Interim, or any assignee, the whole amount of principal and interest shall become immediately due and payable upon the occurrence of any of the following events.:

     (a)  Failure to cure a default;
     (b) The filing of a petition in bankruptcy by ADC, or the initiation of any proceedings under any bankruptcy or insolvency laws against ADC; or
     (c) The making of a general assignment for the benefit of creditors by ADC.

Interim's failure to exercise the option to accelerate the debt with regard to any default shall not be construed as a waiver of the provisions hereof as regards to the same or any subsequent occurrence.

All payments and notices under this Note shall be delivered to the appropriate party at the following addresses:

                       Paul B. Barr
                       Interim Capital, Inc.
                       3020 Old Ranch Parkway, Suite 300
                       Seal Beach, CA 90740

                       Applied Data Communications, Inc.
                       3324 South Susan Street
                       Santa Ana, CA 92704-6841

                       Walter J. Kane
                       3324 South Susan Street
                       Santa Ana, CA 927046841

This Promissory Note may be prepaid in whole or in part any time without penalty. This Promissory Note has been executed and delivered by ADC and Walter
J. Kane in the state of California and is to be governed by and construed in accordance with the laws of the state of California. In any action brought or arising out of this Promissory Note, ADC and Walter J. Kane hereby consent to the jurisdiction of any competent court within the state of California.

If a payment under this Note is not made in full when due, whether on a due date, at maturity of by acceleration, ADC and Walter J. Kane promise to pay all costs of collection, including without limitation, reasonable attorney's fees whether or not suit is filed. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, heir, executor, administrator, successors and or assigns.

Date:   11-14-01                        APPLIED DATA COMMUNICATIONS, INC.
     --------------



                                        /s/  WALTER J. KANE
                                        ----------------------------------------
                                        WALTER J. KANE
                                        President

                                PERSONAL GUARANTY
                                -----------------

In order to induce Interim to enter into the foregoing agreement and in consideration thereof, the undersigned hereby personally, jointly and severally guarantees to Interim full and prompt payment by ADC of all sums payable under this Promissory Note. The undersigned further guarantees to indemnify Interim against any and all loss, damages, claims, liability and/or expenses (including attorney's fees) resulting form the failure of ADC to perform any term of the within Promissory Note. The undersigned further agrees that in the event of default, action may be brought directly against the undersigned irrespective of whether any action has been taken against ADC. This guaranty shall be construed an[d] enforced in accordance with the laws of the state of California and the undersigned consents to the jurisdiction of the courts of the state of California with respect to this guarantee.

Date:   11-14-01                             /s/  WALTER J. KANE
     --------------                          -----------------------------------
                                             WALTER J. KANE, Personally

A14-614     2/28/2000 CMT                    16,403.00    33,250.00    16,625.00    9,975.00    26,600.00
A14-614     2/28/2000 CRT                    16,404.00    21,000.00    10,500.00    6,300.00    16,800.00

A14-615     3/1/2000  Therapy Entertainment  16,406.00       825.00       413.00      247.50       660.50
A14-615     3/1/2000  CRT                    16,413.00    14,000.00     7,000.00    4,200.00    11,200.00

A14-683     3/30/2000 Language Force         16,615.00    26,400.00    13,200.00    7,656.00    20,856.00

A14-646    04/19/00   CVC                    16,686.00    46,800.00    23,400.00    3,572.00    36,972.00

A14-664     5/17/2000 Third Wave             16,845.00       612.45       306.00      171.49       477.49
A14-664     5/17/2000 CD Cyclone             16,848.00       950.00       475.00      266.00       741.00
A14-664     5/17/2000 CMMG                   16,850.00     9,500.00     4,750.00    2,660.00     7,410.00
A14-664     5/17/2000 CMMG                   16,851.00     9,500.00     4,750.00    2,660.00     7,410.00

A14-672     6/6/2000  CRT                    16,935.00    39,600.00    19,800.00    0,692.00    30,492.00
A14-672     6/6/2000  American Sound         16,938.00     7,740.00     3,870.00    2,089.00     5,959.80

A14-679     6/28/2000 CRT                    17,027.00    18,000.00     9,000.00    4,680.00    13,680.00
A14-679     6/28/2000 OT Studios             17,031.00     4,900.00     2,450.00    1,274.00     3,724.00
A14-679     6/28/2000 Third Wave             17,033.00       726.59       363.00      188.91       551.91

A14-790     4/20/2001 Stamps.com             18,321.00    39,776.44    27,844.00    6,364.23    34,208.23
A14-790     4/20/2001 Stamps.com             18,322.00    23,382.04    16,367.00    3,741.13    20,108.13

A14-814      7/2/2001 Stomp                  18,632.00    19,008.00    13,306.00    2,661.12    15,967.12

A14-819     7/13/2001 Stomp                  18,684.00    19,500.00    13,650.00    2,730.00    16,380.00

A14-820     7/16/2001 Paramount Software     18,686.00     6,765.54     4,736.00      897.52     5,612.52
A14-820     7/16/2001 Cassette Express       18,687.00     2,250.00     1,575.00      292.54     1,867.50
A14-820     7/16/2001 Dot Printer            18,662.00    15,770.00    11,039.00    2,050.10    13,089.00
A14-824     7/26/2001 Staples                18,730.00    12,788.00     8,952.00    1,662.44    10,614.44
A14-824     7/26/2001 Staples                18,731.00    26,271.00    18,390.00    3,415.23    21,805.23

A14-833     8/30/2001 Nihon Kokden           18,876.00       512.50       359.00       61.50       420.50

A14-831     8/22/2001 Staples                18,839.00    23,074.00    16,152.00    2,768.88    18,920.88

A14-842    10/11/2001 TFP                    19,008.00        80.00        56.00        5.20        61.20

               Re: Interim Capital Factoring & Security Agreement
                   Contract No. ADCM-0014 dated July 29, 1994

 Amendment to Interim Capital's Default & Repurchase Notice Dated 11/14/01 and
                       ACD Promissory Note Dated 11/14/01

It is the intent of this written notice to amend the above mentioned Contract; Default & Repurchase Notice and Promissory note as follows:

     1. An ADC check is due weekly, rather than monthly, on every Tuesday of each month until the note & interest is paid in full.

     2.   First payment due Tuesday 2/26/02.

     3. Report of weekly collection receipts are to be furnished with check to Paul Barr of Interim Capital Inc.

     4.   All payments are to paid by negotiable ADC checks.

     5. The first Tuesday a check is not received or a check is not negotiable (not good), the note will go into default, without default notice. Default notice is waived because of weekly payment schedules.

     6.   Default must be cured by the following Tuesday (7 days).

     7. Default penalty as defined in the note remains in effect. In addition the 1-year extension of payment granted will be cancelled along with yearly renewal of extension. If default is not cured timely (within 7 days).

     8. 5% applies to all collections, including any and all income from acquisitions, mergers or ADC equity positions taken in another company or entity.

     9. If default is not cured timely (item 6 above), the entire note balance and all interest are due and payable.

     10.  DELETED

     11. This does not in any way void any conditions of Interim Capital Inc.'s Factoring and Security Agreement Contract ADCM-0014 dated July 29, 1994.


     /s/  Walter Kane               3/14/02
     ---------------------------   ---------   ----------------------   --------
     Walter J. Kane CEO            Date        John F. Fuini              Date
     Applied Data communications               Interim Capital, Inc.


     /s/  David Besse
     ---------------------------               ---------------------------------
     Witness                                   Witness

                                       -1-